    As filed with the Securities and Exchange Commission on January 30, 2001

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             GLOBECOMM SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      11-3225567
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)


                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
               (Address of principal executive offices) (Zip Code)

                             GLOBECOMM SYSTEMS INC.
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                               DAVID E. HERSHBERG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             GLOBECOMM SYSTEMS INC.
                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
                     (Name and address of agent for service)
                                 (631) 231-9800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed          Proposed
         Title of                                                      Maximum           Maximum
        Securities                                 Amount             Offering          Aggregate            Amount of
          to be                                     to be              Price             Offering          Registration
       Registered (1)                             Registered          per Share           Price                 Fee
------------------------------------------------------------------------------------------------------------------------------------

1997 Stock Incentive Plan
Common Stock, $0.001 par value                  919,505 shares        $8.49 (2)      $7,806,597.45 (2)       $1,951.65
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Globecomm Systems Inc. 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Globecomm Systems Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the weighted average exercise price per share for the shares subject to outstanding options and (ii) the remaining shares based on the average of the high and low selling price per share of the common stock of Globecomm Systems Inc. on January 25, 2001 as reported on the Nasdaq National Market.

                  On January 31, 2000, Globecomm Systems Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-95783) relating to 95,623 shares of common stock to be offered and sold under the Plan set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statement are incorporated into this Registration Statement by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the SEC on September 28, 2000; and

                  (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2000 filed with the SEC on November 14, 2000

Item 8.  Exhibits

Exhibit Number        Exhibit
--------------        -------
     4                Amended and Restated 1997 Stock Incentive Plan
                      (effective November 16, 2000).
     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1             Consent of Ernst & Young LLP
     23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
     24               Power of Attorney.  Reference is made to page II-2 of this
                      Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on this 30 day of January, 2001.

                                        GLOBECOMM SYSTEMS INC.

                                        By:  /s/ Kenneth A. Miller
                                             -----------------------------------
                                             Kenneth A. Miller
                                             President and Director

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg, Chief Executive Officer, Kenneth A. Miller, President and Andrew C. Melfi, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                         Title                                                     Date
---------                                         -----                                                     ----

/s/ David E. Hershberg                            Chairman, Chief Executive Officer and                January 30, 2001
---------------------------------------------     Director (Principal Executive Officer)
David E. Hershberg


/s/ Kenneth A. Miller                             President and Director                               January 30, 2001
---------------------------------------------
Kenneth A. Miller


/s/ Andrew C. Melfi                               Vice President and Chief Financial Officer           January 30, 2001
---------------------------------------------     (Principal Financial and Accounting Officer)
Andrew C. Melfi


Signature                                         Title                                                     Date
---------                                         -----                                                     ----

/s/ Stephen C. Yablonski                          Vice President and Director                          January 30, 2001
---------------------------------------------
Stephen C. Yablonski


/s/ Donald G. Woodring                            Vice President and Director                          January 30, 2001
---------------------------------------------
Donald G. Woodring


/s/ Herman Fialkov                                Director                                             January 30, 2001
---------------------------------------------
Herman Fialkov


/s/ C. J. Waylan                                  Director                                             January 30, 2001
---------------------------------------------
C. J. Waylan


/s/ A. Robert Towbin                              Director                                             January 30, 2001
---------------------------------------------
A. Robert Towbin


/s/ Benjamin Duhov                                Director                                             January 30, 2001
---------------------------------------------
Benjamin Duhov


/s/ Richard E. Caruso                             Director                                             January 30, 2001
---------------------------------------------
Richard E. Caruso

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                             GLOBECOMM SYSTEMS INC.

EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------
     4                Amended and Restated 1997 Stock Incentive Plan
                      (effective November 16, 2000).
     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1             Consent of Ernst & Young LLP
     23.2             Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
     24               Power of Attorney.  Reference is made to page II-2 of this
                      Registration Statement.